UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 8, 2016
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Jason P. Wells, Senior Vice President and Chief Financial Officer of PG&E Corporation, and other members of management of PG&E Corporation will meet with various investment professionals in New York, New York on August 10, 2016.  They also will meet with various investment professionals at the 2016 Goldman Sachs Power, Utilities, MLP and Pipeline Conference in New York, New York on August 11, 2016.

During these meetings, management may refer to the presentation slides that were used during PG&E Corporation’s earnings conference call and webcast held on July 28, 2016.  These materials previously have been furnished to the Securities and Exchange Commission on a Current Report on Form 8-K dated July 28, 2016 and can be accessed through the “Investors” section of PG&E Corporation’s website at www.pgecorp.com, as updated to correct an immaterial typographic error in the number of outstanding shares of common stock of PG&E Corporation at June 30, 2016, on slide 10 of the presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/s/ LINDA Y.H. CHENG
Dated: August 8, 2016		LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ LINDA Y.H. CHENG
Dated: August 8, 2016		LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary